Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Tactical Market Opportunities Fund,

a series of Nuveen Investment Funds, Inc.

811-05309

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve new sub-advisory agreements, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members.


The results of the votes in August for the new
Investment Management Agreement and Sub-
Advisory Agreements and the fundamental
investment policy changes were as follows:

<c> Nuveen Tactical Market Opportunities
Fund
To approve a new investment
management agreement between
the Trust and Nuveen Fund
Advisors, LLC.

   For
            7,392,032
   Against
                 52,136
   Abstain
                 10,251
   Broker Non-Votes
            1,518,009
      Total
            8,972,428


To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Nuveen Asset
Management, LLC

   For
            7,395,316
   Against
                 51,131
   Abstain
                   7,971
   Broker Non-Votes
            1,518,010
      Total
            8,972,428


To approve revisions to, or
elimination of, certain
fundamental investment policies:



 a. Revise the fundamental policy
related to the purchase and sale
of commodities.

   For
            7,381,635
   Against
                 62,973
   Abstain
                   9,810
   Broker Non-Votes
            1,518,010
      Total
            8,972,428
 b. Eliminate the fundamental
policy related to investing for
control.

   For
            7,363,406
   Against
                 72,097
   Abstain
                 18,915
   Broker Non-Votes
            1,518,010
      Total
            8,972,428



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240352.